                              THIRD AMENDMENT TO
                     HUTCHINSON TECHNOLOGY INCORPORATED
                              CREDIT AGREEMENT

        This Third Amendment (this "AMENDMENT") is entered into as of March 2, 1998 by and between HUTCHINSON TECHNOLOGY INCORPORATED (the "BORROWER") and THE FIRST NATIONAL BANK OF CHICAGO, as Agent (in such capacity, the "AGENT") and Lender. The parties hereto agree as follows:

        WHEREAS, the Borrower, the agent, and the Lender have entered into that certain Credit Agreement dated as of December 8, 1995 as amended by the First Amendment dated as of June 22, 1996 and the Second Amendment dated as of February 24, 1997 (as so amended, the "AGREEMENT"); and

        WHEREAS, the parties thereto desire to amend the Agreement in certain respects more fully described hereinafter;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1. DEFINED TERMS. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings attributed to them in the Agreement.

        2. AMENDMENT OF AGREEMENT. The Agreement is hereby amended as follows:

            2.1. SECTION 1.1 OF THE AGREEMENT IS MODIFIED TO DELETE THE DEFINITIONS OF "FACILITY LETTER OF CREDIT COMMITMENT" AND "FACILITY TERMINATION DATE" CONTAINED THEREIN IN THEIR ENTIRETY AND TO SUBSTITUTE THE FOLLOWING THEREFOR:

              "FACILITY LETTER OF CREDIT COMMITMENT" MEANS $1,500,000.

              "FACILITY TERMINATION DATE" MEANS MARCH 15, 1999.

            2.2. SECTION 1.1 OF THE AGREEMENT IS FURTHER MODIFIED TO ADD THE FOLLOWING DEFINITIONS IN THE APPLICABLE ALPHABETICAL LOCATION:

            "FACILITY LETTER OF CREDIT BASE RATE" MEANS, WITH RESPECT TO A FACILITY LETTER OF CREDIT, THE RULE DETERMINED BY THE AGENT TO BE THE RATE AT WHICH ONE-MONTH DEPOSITS IN U.S. DOLLARS ARE OFFERED BY FIRST CHICAGO TO FIRST-CLASS BANKS IN THE LONDON INTERBANK MARKET AT APPROXIMATELY 11 A.M. (LONDON TIME) (i) INITIALLY ON THE EFFECTIVENESS OF THE THIRD AMENDMENT TO THIS AGREEMENT AND THEREAFTER (ii) TWO BUSINESS DAYS PRIOR TO THE MONTHLY ANNIVERSARY OF SUCH EFFECTIVE DATE, IN THE APPROXIMATE AMOUNT OF THE OUTSTANDING FACILITY LETTERS OF CREDIT FOR A ONE-MONTH INTEREST PERIOD.

        "FACILITY LETTER OF CREDIT RATE" MEANS, WITH RESPECT TO EACH FACILITY LETTER OF CREDIT, A RATE PER ANNUM EQUAL TO THE SUM OF (i) (a) THE FACILITY LETTER OF CREDIT BASE RATE, DIVIDED BY (b) ONE MINUS THE APPLICABLE RESERVE REQUIREMENT (EXPRESSED AS A DECIMAL), IF ANY, PLUS (ii) TWO PERCENT (2.00%) PER ANNUM.

        2.3 SECTION 2.1 OF THE AGREEMENT IS AMENDED TO DELETE THE TERMS THEREOF IN THEIR ENTIRETY AND TO SUBSTITUTE THE FOLLOWING THEREFOR:

        2.1  [INTENTIALLY BLANK].

        2.4 SECTION 2.2.4(a) OF THE AGREEMENT IS AMENDED TO DELETE THE TERMS THEREOF IN THEIR ENTIRETY AND TO SUBSTITUTE THE FOLLOWING THEREFOR:

        (a) THE BORROWER HEREBY AGREES TO PAY THE ISSUING LENDER AND THE LENDERS A FEE (CALCULATED FOR THE ACTUAL NUMBER OF DAYS ELAPSED ON THE BASIS OF A YEAR CONSISTING OF 360 DAYS) ON ANY UNDRAWN PORTION OF EACH FACILITY LETTER OF CREDIT FROM TIME TO TIME OUTSTANDING EQUAL TO THE GREATER OF (a) THE FACILITY LETTER OF CREDIT RATE APPLICABLE FROM TIME TO TIME OR (b) $1,500 FOR EACH YEAR OR ANY PART THEREOF.

        2.5 SECTION 2.2.5(a) OF THE AGREEMENT IS AMENDED TO DELETE THE FINAL SENTENCE THEREOF IN ITS ENTIRETY AND TO SUBSTITUTE THE FOLLOWING THEREFOR:

AMOUNTS WHICH THE BORROWER HAS AGREED TO REIMBURSE THE LENDERS PURSUANT TO THE PRECEDING SENTENCE SHALL BE DUE ON DEMAND AND SHALL BEAR INTEREST UNTIL PAID AT A RATE PER ANNUM (CALCULATED FOR THE ACTUAL NUMBER OF DAYS ELAPSED ON THE BASIS OF YEAR CONSISTING OF 360 DAYS) EQUAL TO THE FLOATING RATE PLUS 2% PER ANNUM.

        2.6 SECTION 2.2.5(b) OF THE AGREEMENT IS AMENDED TO DELETE THE TERMS THEREOF IN THEIR ENTIRETY AND TO SUBSTITUTE THE FOLLOWING THEREFOR:

        (b) [INTENTIONALLY BLANK.]

        2.7 SECTION 2.5 OF THE AGREEMENT IS AMENDED TO DELETE THE TERMS THEREOF IN THEIR ENTIRETY AND TO SUBSTITUTE THE FOLLOWING THEREFOR:

        2.5 REDUCTION OF AGGREGATE COMMITMENTS. EFFECTIVE AS OF MARCH 2, 1998, THE AGGREGATE COMMITMENT IS REDUCED TO $1,500,000 AND FROM AND AFTER MARCH 2, 1998, THE LENDERS SHALL NO LONGER HAVE ANY OBLIGATION TO MAKE LOANS HEREUNDER.

        2.8 SECTION 6.11 OF THE AGREEMENT IS AMENDED TO ADD THE FOLLOWING AT THE END THEREOF:

          (x) UNSECURED SUBORDINATED INDEBTEDNESS NOT OTHERWISE PERMITTED UNDER THIS SECTION 6.11 IN AN AGGREGATE AMOUNT NOT EXCEEDING $175,000,000 AT ANY ONE TIME OUTSTANDING, THE TERMS OF WHICH SUBORDINATED INDEBTEDNESS, INCLUDING WITHOUT LIMITATION, THOSE PERTAINING TO SUBORDINATION, DEFAULT, STANDSTILL, SINKING
               FUND, AMORTIZATION, INTEREST RATE, CONVERSION FEATURES, COVENANTS AND DEFAULTS, SHALL BE IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE AGENT AND THE LENDERS. AS THE BORROWER KNOWS, OTHER BUSINESS UNITS AT THE AGENT ARE
               PROVIDING OTHER FINANCIAL SERVICES AND PRODUCTS TO THE
               BORROWER IN CONNECTION WITH THE PROPOSED SUBORDINATED INDEBTEDNESS TRANSACTION. THE BORROWER ACKNOWLEDGES AND CONSENTS TO THESE MULTIPLE ROLES, AND FURTHER ACKNOWLEDGES
               THAT THE FACT THAT ANOTHER UNIT OR AFFILIATE OF THE AGENT IS PROVIDING ANOTHER SERVICE OR PRODUCT OR PROPOSAL THEREFOR TO THE BORROWER DOES NOT MEAN THAT SUCH SERVICE, PRODUCT, OR PROPOSAL IS OR WILL BE ACCEPTABLE TO THE AGENT AND THE LENDERS.

     2.8 SECTIONS 6.13 AND 6.14 OF THE AGREEMENT IS AMENDED TO DELETE THE TERMS THEREOF IN THEIR ENTIRETY AND TO SUBSTITUTE THE FOLLOWING THEREFOR:

          6.13. SALE OF ASSETS. THE BORROWER WILL NOT, NOR WILL IT PERMIT ANY SUBSIDIARY TO, LEASE, SELL OR OTHERWISE DISPOSE OF ITS PROPERTY, TO ANY OTHER PERSON EXCEPT FOR (i) LEASES, SALES, OR OTHER DISPOSITIONS OF INVENTORY IN THE ORDINARY COURSE OF BUSINESS, (ii) LEASES, SALES, OR OTHER DISPOSITIONS BY A SUBSIDIARY OF ANY OF ITS PROPERTY TO THE BORROWER OR ANY WHOLLY-OWNED SUBSIDIARY OF THE BORROWER, (iii) DISPOSITIONS OF PROPERTY THAT IS NO LONGER USED OR USEFUL BY OR IN THE BORROWER'S OR THE DISPOSING SUBSIDIARY'S BUSINESS, (iv) SALES AND LEASEBACKS PERMITTED UNDER SECTION 6.15, (v) CONTRIBUTIONS OF ASSETS TO SUBSIDIARIES OTHER THAN HTI EXPORT LTD., (vi) LEASES, SALES OR OTHER DISPOSITIONS OF ITS PROPERTY, INCLUDING, WITHOUT LIMITATION ACCOUNTS RECEIVABLE SOLD IN CONFORMITY WITH SECTION 6.14 THAT, TOGETHER WITH ALL OTHER PROPERTY OF THE BORROWER AND ITS SUBSIDIARIES PREVIOUSLY LEASED, SOLD OR DISPOSED OF (OTHER THAN DISPOSITIONS PERMITTED UNDER CLAUSE (i) THROUGH (v) HEREINABOVE) AS PERMITTED BY THIS CLAUSE (vi) DURING THE TWELVE-MONTH PERIOD ENDING WITH THE MONTH IN WHICH ANY SUCH LEASE, SALE OR OTHER DISPOSITION OCCURS, DO NOT CONSTITUTE A SUBSTANTIAL PORTION OF THE PROPERTY OF THE BORROWER AND ITS SUBSIDIARIES, AND (vii) DISPOSITIONS OF THE ASSETS OF DISSOLVED SUBSIDIARIES TO THE BORROWER OR ANY SUBSIDIARY.

          6.14. SALE OF ACCOUNTS. THE BORROWER WILL NOT, NOR WILL IT PERMIT ANY SUBSIDIARY TO, SELL OR OTHERWISE DISPOSE OF ANY NOTES RECEIVABLE OR ACCOUNTS RECEIVABLE, WITH OR WITHOUT RECOURSE; PROVIDED, THE BORROWER SHALL BE PERMITTED

     TO CONSUMMATE A TRUE SALE OF ALL OR A PORTION OF ITS ACCOUNTS RECEIVABLE IN CONNECTION WITH AN ARMS-LENGTH ACCOUNTS RECEIVABLE FACTORING TRANSACTION PROVIDED (i) ALL CONSENTS, IF ANY, REQUIRED IN CONNECTION THEREWITH SHALL HAVE BEEN OBTAINED FROM EACH OTHER HOLDER OF THE BORROWER'S INDEBTEDNESS FOR MONEY BORROWED; (ii) THE BORROWER SHALL HAVE ESTABLISHED AND SHALL AT ALL TIMES THEREAFTER MAINTAIN A MINIMUM BALANCE DEPOSIT ACCOUNT WITH THE AGENT IN THE AMOUNT OF $1,500,000; AND (iii) THE BORROWER SHALL BE IN COMPLIANCE WITH THE TERMS OF SECTION 6.13(vi).

     2.9. SECTION 6.19 OF THE AGREEMENT IS AMENDED TO DELETE THE TERMS THEREOF IN THEIR ENTIRETY AND TO SUBSTITUTE THE FOLLOWING THEREFOR:

     6.19.      FINANCIAL COVENANTS.

          6.19.1. LEVERAGE RATIO. THE BORROWER WILL MAINTAIN, AS AT THE LAST DAY OF EACH FISCAL QUARTER, A LEVERAGE RATIO OF NOT GREATER THAN (a) 40% AS OF THE END OF ANY FISCAL QUARTER PRIOR TO THE ISSUANCE OF THE SUBORDINATED INDEBTEDNESS PERMITTED UNDER SECTION 6.11(x) AND (b) 50% AS OF THE END OF ANY FISCAL QUARTER AFTER THE ISSUANCE OF THE SUBORDINATED INDEBTEDNESS PERMITTED UNDER SECTION 6.11(x).

          6.19.2. MINIMUM EBITDA. THE BORROWER WILL MAINTAIN EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, AS DETERMINED AS OF THE LAST DAY OF EACH FISCAL QUARTER FOR THE THREE MONTH PERIOD ENDING ON SUCH DAY OF AT LEAST THE AMOUNT SET FORTH BELOW OPPOSITE THE DAY IN WHICH
     SUCH QUARTER ENDS:

          QUARTER ENDED                    MINIMUM EBITDA
          -------------                    --------------
          JUNE 30, 1998                    ($12,000,000)
          SEPTEMBER 30, 1998               $7,000,000
          DECEMBER 31, 1998                $23,000,000
          MARCH 31, 1999                   $29,000,000

          6.19.3. MINIMUM NET WORTH. THE BORROWER WILL MAINTAIN, AS AT THE LAST DAY OF EACH FISCAL QUARTER, SHAREHOLDER'S EQUITY FOR THE BORROWER AND ITS CONSOLIDATED SUBSIDIARIES OF NOT LESS THAN THE SUM OF (a) $217,000,000 PLUS (b) EIGHTY-FIVE PERCENT (85%) OF NET INCOME (IF POSITIVE) CALCULATED SEPARATELY FOR EACH FISCAL QUARTER ENDING AFTER DECEMBER 31, 1997, PLUS (c) ONE-HUNDRED PERCENT (100%) OF THE NET CASH PROCEEDS RESULTING FROM THE ISSUANCE BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY CAPITAL STOCK.

               6.19.4. CAPITAL EXPENDITURES. THE BORROWER WILL NOT, NOR WILL IT PERMIT ANY SUBSIDIARY TO, EXPEND OR BE COMMITTED TO EXPEND CAPITAL EXPENDITURES IN THE AGGREGATE FOR THE BORROWER AND ITS SUBSIDIARIES EXCEEDING $210,000,000 IN ANY FISCAL YEAR OF THE BORROWER.

     3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby confirms and reaffirms that the representations and warranties contained in Article V of the Agreement are true and correct in all material respects as of the Effective Date (as defined in Paragraph 4 of this Amendment) except for changes reflecting transactions permitted by the Agreement or otherwise previously consented to by the Lenders, PROVIDED that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement," including, without limitation, such a reference included in the term "Loan Documents," shall be deemed to be a collective reference to the Agreement, this Amendment, and the Agreement as amended by this Amendment. A Default under and as defined in the Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the preceding sentence shall be materially false as of the date on which it was made.

     4. EFFECTIVE DATE. This Amendment shall become effective as of the date first written above (the "EFFECTIVE DATE") upon receipt by the Agent of each of the following:

     (a) counterparts of this Amendment duly executed by the Borrower and the Agent and the Lender;

     (b) payment to the Agent for the account of the Lender an amendment fee in connection with this Amendment in the amount of $200,000.

     5. RATIFICATION. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, approved, and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to "this Agreement" (and all indirect references such as "hereby," "herein," "hereof" and "hereunder") shall be deemed to be references to the Agreement as amended by this Amendment.

     6. EXPENSES. The Borrower shall reimburse the Agent for any and all costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of the various commitment letters and financing proposals previously delivered to the Borrower and in connection with this Amendment.

     7. ENTIRE AGREEMENT. This Amendment, the Agreement as amended by this Amendment, and the other Loan Documents embody the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings among the parties hereto relating to the subject matter hereof; PROVIDED, HOWEVER, nothing herein shall affect any commitment letter now or hereafter issued by the Agent or any Lender to the Borrower.

     8. COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one Amendment, and any parties hereto may execute this Amendment by signing any such counterpart. Receipt by the Agent or the Agent's counsel of a facsimile signature shall be effective as though an original counterpart was received provided the party executing by facsimile shall be obligated to promptly provide an original counterpart hereof to the Agent.

     9. GOVERNING LAW. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to a national banking association located in the State of Illinois.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



                                       HUTCHINSON TECHNOLOGY INCORPORATED

                                       By     /s/ John A. Ingleman
                                          -------------------------------------
                                       Name   John A. Ingleman
                                       Title  CFO



                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                            INDIVIDUALLY AND AS AGENT


                                       By     /s/ J. Garland Smith
                                          -------------------------------------
                                                J. Garland Smith
                                                Managing Director

                              FOURTH AMENDMENT TO
                        HUTCHINSON TECHNOLOGY INCORPORATED
                                CREDIT AGREEMENT


      This Fourth Amendment (this "AMENDMENT") is entered into as of September 25, 1998 by and between HUTCHINSON TECHNOLOGY INCORPORATED (the "BORROWER") and THE FIRST NATIONAL BANK OF CHICAGO, as Agent (in such capacity, the "AGENT") and Lender. The parties hereto agree as follows:

      WHEREAS, the Borrower, the Agent and the Lender have entered into that certain Credit Agreement dated as of December 8, 1995, as amended to date (as so amended, the "AGREEMENT"); and

      WHEREAS, the parties thereto desire to further amend the Agreement in certain respects more fully described hereinafter;

      NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

      2.     AMENDMENTS TO THE AGREEMENT.

      (a) Section 6.11 of the Agreement is hereby amended to add the following at the end thereof:

      "(xi) Secured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding under the REDI-Loan program administered by the State of South Dakota, PROVIDED that (x) the terms of such Indebtedness have been approved by the appropriate agency of such State and (y) the borrowing and repayment of such Indebtedness will not violate any term, provision or restriction of any other Indebtedness of the Borrower or any of its Subsidiaries."

      (b) Section 6.18 of the Agreement is hereby amended to add the following at the end thereof:

      "(ix) Liens securing Indebtedness permitted under Section 6.11(xi) hereof."

     (c) Section 6.19.2 of the Agreement is hereby amended by deleting the table set forth therein and replacing it with a table reading in its entirety as follows:

                   QUARTER ENDED              MINIMUM EBITDA
                   -------------              --------------
                   SEPTEMBER 27, 1998         ($22,500,000)
                   DECEMBER 27, 1998          ($ 5,000,000)
                   MARCH 28, 1999              $17,000,000

     3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby confirms and reaffirms that the representations and warranties contained in Article V of the Agreement are true and correct in all material respects as of the Effective Date (as defined in Section 4 of this Amendment) except for changes reflecting transactions permitted by the Agreement or otherwise previously consented to by the Lender, provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement," including, without limitation, such a reference included in the term "Loan Documents," shall be deemed to be a collective reference to the Agreement, this Amendment, and the Agreement as amended by this Amendment. A Default under and as defined in the Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the preceding sentence of this Section 3 shall be materially false as of the date on which it was made.

     4. CONDITIONS PRECEDENT. This Amendment shall become effective on and as of the date first above written (the "EFFECTIVE DATE") provided that all of the following conditions precedent shall have been satisfied:

          (a) The Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower.

          (b) No Default or Unmatured Default shall have occurred and be continuing.

     5. EFFECT ON THE AGREEMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement and the other Loan Documents (a) shall remain unaltered, (b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to "this Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Agreement as amended by this Amendment.

     6. EXPENSES. The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Amendment.

     7. ENTIRE AGREEMENT. This Amendment, the Agreement as amended by this Amendment and the other Loan Documents embody the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings among the parties hereto relating to the subject matter hereof.

     8. GOVERNING LAW. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to a national banking association located in the State of Illinois.

     9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Receipt by the Agent or its counsel of a facsimile signature shall be effective as though an original counterpart was received provided the party executing by facsimile shall be obligated promptly to provide an original counterpart hereof to the Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Credit Agreement to be duly executed as of the date first above written.

                                      HUTCHINSON TECHNOLOGY INCORPORATED



                                      By: /s/ John A. Ingleman
                                          ----------------------------------
                                      Print Name: John A. Ingleman
                                                  --------------------------
                                      Title: Chief Financial Officer
                                             -------------------------------



                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                      individually and as Agent



                                      By: /s/   Lisa Whatley
                                          ----------------------------------
                                      Print Name:   Lisa Whatley
                                                  --------------------------
                                      Title:  Vice President
                                             -------------------------------

                              FIFTH AMENDMENT TO
                       HUTCHINSON TECHNOLOGY INCORPORATED
                               CREDIT AGREEMENT


      This Fifth Amendment (this "AMENDMENT") is entered into as of December 23, 1998 by and between HUTCHINSON TECHNOLOGY INCORPORATED (the "BORROWER") and THE FIRST NATIONAL BANK OF CHICAGO, as Agent (in such capacity, the "AGENT") and Lender. The parties hereto agree as follows:

      WHEREAS, the Borrower, the Agent and the Lender have entered into that certain Credit Agreement dated as of December 8, 1995, as amended to date (as so amended, the "AGREEMENT"); and

      WHEREAS, the parties thereto desire to further amend the Agreement in certain respects more fully described hereinafter;

      NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

      2.    AMENDMENTS TO THE AGREEMENT.

      (a) The Commitment of The First National Bank of Chicago is hereby permanently reduced to $1,219,068.

      (b) Section 6.11 of the Agreement is hereby amended to add the following at the end thereof:

      "(xii) Secured Indebtedness in an aggregate principal amount not exceeding $50,000,000 at any one time outstanding under a credit facility agented by The CIT Group/Business Credit."

      (c) Section 6.18 of the Agreement is hereby amended to add the following at the end thereof:

      "(x) Liens securing Indebtedness of the Borrower under private placements otherwise permitted under Section 6.11 hereof.

       (xi) Liens securing Indebtedness of the Borrower permitted under
            Section 6.11(xii) hereof."

       (d) Section 6.19.1 of the Agreement is hereby amended to read in its entirety as follows:

            "6.19.1. LEVERAGE RATIO. The Borrower will maintain, as at the last day of each fiscal quarter, a Leverage Ratio of not more than .55 to 1.0."

       3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby confirms and reaffirms that the representations and warranties contained in Article V of the Agreement are true and correct in all material respects as of the Effective Date (as defined in Section 4 of this Amendment) except for changes reflecting transactions permitted by the Agreement or otherwise previously consented to by the Lender, provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement," including, without limitation, such a reference included in the term "Loan Documents," shall be deemed to be a collective reference to the Agreement, this Amendment, and the Agreement as amended by this Amendment. A Default under and as defined in the Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the preceding sentence of this Section 3 shall be materially false as of the date on which it was made.

      4. CONDITIONS PRECEDENT. This Amendment shall become effective on and as of the date first above written (the "EFFECTIVE DATE") provided that all of the following conditions precedent shall have been satisfied:

            (a) The Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower.

            (b) No Default or Unmatured Default shall have occurred and be continuing.

      5. UNDERTAKING TO RETURN LETTER OF CREDIT. Not later than February 28, 1999, Irrevocable Letter of Credit No. 320052 issued by The First National Bank of Chicago in favor of Rabobank Nederland on February 7, 1996 shall have been returned by the beneficiary to The First National Bank of Chicago for cancellation. Failure by the Borrower to return such letter of credit shall constitute a Default under the Agreement.

      6. EFFECT ON THE AGREEMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement and the other Loan Documents (a) shall remain unaltered, (b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to "this Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Agreement as amended by this Amendment.

      7. EXPENSES. The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Amendment.

     8. ENTIRE AGREEMENT. This Amendment, the Agreement as amended by this Amendment and the other Loan Documents embody the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings among the parties hereto relating to the subject matter hereof.

     9. GOVERNING LAW. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to a national banking association located in the State of Illinois.

     10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Receipt by the Agent or its counsel of a facsimile signature shall be effective as though an original counterpart was received provided the party executing by facsimile shall be obligated promptly to provide an original counterpart hereof to the Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit Agreement to be duly executed as of the date first above written.

                         HUTCHINSON TECHNOLOGY INCORPORATED


                         By:  /s/ Ruth N. Bauer
                             -----------------------------------------
                         Print Name:  Ruth N. Bauer
                                     ---------------------------------
                         Title:  Treasurer
                                --------------------------------------

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         individually and as Agent


                         By:  /s/ J. Garland Smith
                             -----------------------------------------
                         Print Name:  J. Garland Smith
                                     ---------------------------------
                         Title:  First Vice President
                                --------------------------------------


                                        Page 3